Exhibit 10.4

SHARE REDEMPTION AND EXCHANGE AGREEMENT

THIS SHARE REDEMPTION AND EXCHANGE AGREEMENT (“Agreement”) is made and entered into as of this 30th day of June, 2021, between Manning & Napier Capital Company, LLC, a New York limited liability company (“MNCC”) and [_________], an individual (the “Holder”).

W I T N E S S E T H:

WHEREAS, in connection with a series of transactions involving a group of privately-held, affiliated companies including MNA Advisors, Inc. (f/k/a Manning & Napier Advisors, Inc.) and MNCC (together, the “Affiliated Companies”) and pursuant to the terms of that certain Exchange Agreement between Manning & Napier, Inc., a Delaware corporation (the “Company”), M&N Group Holdings, LLC, a Delaware limited liability company, MNCC and the holders of Units that are party thereto (the “Exchange Agreement”), certain ownership interests of Manning & Napier Group, LLC, a Delaware limited liability company (“Manning & Napier Group”) beneficially held by the shareholders of the Affiliated Companies are eligible to be exchanged.

WHEREAS, the Holder is a unitholder of MNCC and, pursuant to the terms of the Exchange Agreement, delivered to the Company an Exchange Notice (as defined in the Exchange Agreement) indicating that they would tender their beneficial interests in the Units.

WHEREAS, pursuant to the terms of the Exchange Agreement, the independent directors of the Board of Directors of the Company decided that the Company would issue one Class A Share in exchange for each beneficial interest in a Unit tendered.

WHEREAS, subject to the terms and conditions set forth in that certain Redemption and Exchange Agreement by and among the Company, Manning & Napier Group and MNCC entered into concurrently with this Agreement, the Company is issuing Class A Shares to MNCC in exchange for MNCC exchanging Units.

WHEREAS, subject to the terms and conditions set forth herein, MNCC desires to exchange, in a redemption, [_____________] Class A Shares for [_____________] units of MNCC owned by the Holder, which amount corresponds to the ownership percentage of the Units of Manning & Napier Group that is being exchanged by the Holder (the “Exchange”).

WHEREAS, the Parties are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act and Regulation D promulgated under the 1933 Act.

NOW, THEREFORE, in consideration of the foregoing premises, the respective covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, hereby agree as follows:

ARTICLE I

DEFINITIONS.

In this Agreement, the following expressions shall bear the meanings set forth alongside them:

SECTION 1.01 “Affiliated Companies” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.02 “Agreement” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.03 “Business Day” – shall mean a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

SECTION 1.04 “Claim” – shall have the meaning as set forth in Section 7.01 below.

SECTION 1.05 “Class A Shares” shall mean shares of Class A common stock, par value $0.01 per share, of the Company.

SECTION 1.06 “Closing” – shall have the meaning as set forth in Article III below.

SECTION 1.07 “Closing Date” – shall have the meaning as set forth in Article III below.

SECTION 1.08 “Company” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.09 “Covered Person” – means, with respect to MNCC and the Holder, as applicable, as an “issuer” for purposes of Rule 506 promulgated under the 1933 Act, any Person listed in the first paragraph of Rule 506(d)(1).

SECTION 1.10 “Disqualification Event” – shall have the meaning as set forth in Section 4.05 below.

SECTION 1.11 “Encumbrances” – shall have the meaning as set forth in Section 5.03 below.

SECTION 1.12 “Exchange” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.13 “Exchange Agreement” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.14 “Exchange Notice” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.15 “Holder” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.16 “Investor Questionnaire” – shall have the meaning as set forth in Section 5.07 below.

SECTION 1.17 “Knowledge” – shall mean the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of MNCC or the Holder, as applicable.

SECTION 1.18 “Manning & Napier Group” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.19 “MNCC” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.20 “Redemption and Exchange Agreement” – shall have the meaning as set forth in the preamble of this Agreement.

SECTION 1.21 “Released Claims” – shall mean each and every claim that the Holder may have had in the past or may now have against MNCC and that has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the Closing Date or, following the Closing, relating to this Agreement, or the transactions described herein; provided, however, that Released Claims shall not include any direct or indirect rights or claims of Holder, either in existence as of immediately prior to the Closing or created as a result of the transactions contemplated hereby, that relate to or arise under that certain Tax Receivable Agreement, dated as of November 23, 2011, among the Company, Manning & Napier Group, and certain other parties (the “Tax Receivable Agreement”).

SECTION 1.22 “SEC Filing” – shall mean all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one-year period preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

SECTION 1.23 “Shares” – shall have the meaning as set forth in Section 2.01(a) below.

SECTION 1.24 “Units” – shall mean the Class A Units of Manning & Napier Group.

SECTION 1.25 “1933 Act” – shall mean the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

SECTION 1.26 “1934 Act” – shall mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

ARTICLE II

EXCHANGE.

SECTION 2.01 Exchange of Securities.

(a) Subject to the terms and conditions hereof, on the Closing Date, MNCC shall sell, transfer and deliver to the Holder [_____________] Class A Shares (the “Shares”) in redemption of the MNCC units described in Section 2.01(b). The Shares shall have the rights, preferences and privileges as set forth in the Company’s Amended and Restated Certificate of Incorporation.

(b) In consideration for the Shares, the Holder shall sell, transfer and deliver to MNCC [_____________] units of MNCC.

SECTION 2.02 Release of Claims. The Holder hereby generally, irrevocably, unconditionally and completely releases and forever discharges MNCC, and its officers, directors, partners, members, employees, agents, attorneys and representatives and assigns from the Released Claims.

ARTICLE III

CLOSING.

Upon satisfaction of the conditions set forth in Article VI, the completion of the Exchange whereby MNCC shall sell, transfer and deliver to the Holder Class A Shares and the Holder shall transfer units of MNCC to MNCC (the “Closing”) shall occur in accordance with Article II. The Closing shall occur at the offices of the Company, or at such other location as may be mutually agreed to by the Parties hereto, at a time to be agreed to by the Parties (the “Closing Date”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MNCC.

MNCC represents and warrants to the Holder as follows:

SECTION 4.01 Organization, Good Standing and Qualification. MNCC has been duly formed, is validly existing as a limited liability company in good standing under the laws of the State of New York, has all requisite limited liability company power and authority to own its property and to conduct its business as now conducted, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to be material to MNCC.

SECTION 4.02 Authorization. MNCC has the requisite limited liability company power and authority and has taken all requisite limited liability company action necessary for, and no further action on the part of MNCC, its officers, directors and members is necessary for, (i) the authorization, execution and delivery of the Agreement, (ii) the authorization of the performance of all obligations of MNCC hereunder, and (iii) the Exchange, including acquiring of the units of MNCC and the sale, transfer and delivery of the Shares.

SECTION 4.03 No Directed Selling Efforts or General Solicitation. Neither MNCC nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the 1933 Act) in connection with the offer or sale of any of the Shares.

SECTION 4.04 Private Placement. Assuming the accuracy of the representations and warranties of the Holder set forth in Article V, the offer and sale of the Shares to the Holder as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Shares does not contravene the rules and regulations of the New York Stock Exchange.

SECTION 4.05 No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act (a “Disqualification Event”) is applicable to MNCC or, to MNCC’s Knowledge, any Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

The Holder represents and warrants to MNCC as follows:

SECTION 5.01 Authorization. The Holder has full legal capacity and authority to execute this Agreement and to carry out their obligations hereunder. To the extent applicable, the Holder has taken all action necessary for, and no further action on the part of the Holder is necessary for, (i) the authorization, execution and delivery of the Agreement, (ii) the authorization of the performance of all obligations of the Holder hereunder, and (iii) the Exchange, including acquiring of the Shares and the sale, transfer and delivery of the units of MNCC.

SECTION 5.02 Purchased Entirely for Own Account. The Shares to be received by the Holder hereunder will be acquired for the Holder’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to the Holder’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Holder to hold the Shares for any period of time.

SECTION 5.03 Ownership of the Units of MNCC. The Holder is the lawful owner of record and beneficially owns, and has good and marketable title to, the units of MNCC, free and clear of any security interest, pledge, mortgage, lien, call, option, charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, “Encumbrances”). Upon the consummation of the Exchange contemplated by this Agreement, MNCC will own the units of MNCC free and clear of any Encumbrance.

SECTION 5.04 Disclosure of Information. The Holder has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares, and has conducted and completed its own independent due diligence. The Holder acknowledges that copies of the Company’s SEC Filings are available on the EDGAR system.

SECTION 5.05 Restricted Securities. The Holder understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

SECTION 5.06 Legends. It is understood that, except as provided below, certificates or book-entry records evidencing the Shares may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act, (ii) such securities may be sold pursuant to Rule 144 under the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act.”

(b) If required by the authorities of any state in connection with the issuance or sale of the Shares, the legend required by such state authority.

SECTION 5.07 Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act. The Holder has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit A (the “Investor Questionnaire”), which the Holder represents and warrants is true, correct and complete. The Holder has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares and participation in the transactions contemplated by the Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Holder, and (iii) are a fit, proper and suitable investment for the Holder, notwithstanding the substantial risks inherent in investing in or holding the Shares.

SECTION 5.08 No General Solicitation. The Holder did not learn of the investment in the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which the Holder was invited by any of the foregoing means of communications.

SECTION 5.09 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Agreement, any valid right, interest or claim against or upon MNCC, the Company or the Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Holder.

SECTION 5.10 No Bad Actors. No Disqualification Event is applicable to the Holder or, to the Holder’s Knowledge, any Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

ARTICLE VI

CONDITIONS TO CLOSING.

SECTION 6.01 Conditions of the Holder to Closing. The obligations of the Holder at the Closing are subject to the fulfilment of each of the following conditions, any or all of which may be waived, in whole or in part, by the Holder, which waiver shall be at the sole discretion of the Holder:

(a) Representations and Warranties Correct. The representations and warranties made by MNCC in Article IV hereof shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made immediately prior to the Closing, and as of such time except for such changes which result from the obligations of the Parties to this Agreement.

(b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by MNCC on or prior to Closing shall have been performed or complied with in all material respects.

(c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated herein and all documents and instruments incident to such transactions shall have been completed.

(d) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

SECTION 6.02 Conditions of MNCC to Closing. The obligations of MNCC at the Closing are subject to the fulfilment of each of the following conditions, any or all of which may be waived, in whole or in part, by MNCC, which waiver shall be at the sole discretion of MNCC:

(a) Representations and Warranties Correct. The representations and warranties made by the Holder in Article V hereof shall be true and correct in all material respects when made and on the Closing, with the same force and effect as if they had been made on that date.

(b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Holder on or prior to Closing shall have been performed or complied with in all respects.

(c) Representation Letters. The Holder has delivered to the Company a duly completed investor representation letter, in substantially the form attached hereto as Exhibit B.

ARTICLE VII

ARTICLE IV INDEMNIFICATION

SECTION 7.01 Holder Indemnity. The Holder covenants and agrees to indemnify and hold MNCC and its officers, directors and members, harmless from and against, and to reimburse such indemnitees for, any claim for any losses, damages, liabilities, deficiencies and expenses (including reasonable counsel fees and expenses) (a “Claim”) incurred by MNCC, or any such indemnitee after the date hereof by reason of, or arising from, (a) any misrepresentation or breach of any representation or warranty contained in this Agreement or in any instrument or document executed by the Holder and delivered to MNCC pursuant to the terms hereof or (b) any failure by the Holder to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

SECTION 7.02 MNCC Indemnity. MNCC covenants and agrees to indemnify and hold the Holder and their successors and assigns harmless from and against, and to reimburse such indemnitees for, any Claim, including reasonable counsel fees and expenses, incurred by the Holder, or any such indemnitee, after the date hereof by reason of, or arising from, (a) any misrepresentation or breach of any representation or warranty contained in this Agreement or in any instrument or document executed by MNCC and delivered to the Holder pursuant to the terms hereof or, (b) any failure by MNCC to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

ARTICLE VIII

MISCELLANEOUS.

SECTION 8.01 Governing Law. This Agreement, and any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement, shall be governed by and interpreted in accordance with the laws of the New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

SECTION 8.02 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assignees, heirs, executors and administrators of the Parties hereto. No assignment of any rights or obligations pursuant to this Agreement may be made by the Holder except with a transfer of the Shares.

SECTION 8.03 Entire Agreement; Amendments. This Agreement and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and shall supersede all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the Parties hereto.

SECTION 8.04 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given upon receipt of confirmation of receipt of an e-mail transmission, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to MNCC:

Manning & Napier Capital Company, LLC

290 Woodcliff Drive

Fairport, New York 14450

Attention: Board of Directors

If to the Holder, to the address below the Holder’s signature on the signature page.

SECTION 8.05 Delays or Omissions. No delay or omission to exercise any right, power or remedy, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring.

SECTION 8.06 Waiver of Default. No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

SECTION 8.07 Further Instruments and Actions. The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfilment of the agreements herein contained.

SECTION 8.08 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 8.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 8.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

THIS SPACE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

MANNING & NAPIER CAPITAL COMPANY, LLC

By:
Name: Jeffrey Herrmann
Title: Authorized Signatory

HOLDER

By:
Name:
Address:

[SIGNATURE PAGE TO SHARE REDEMPTION AND EXCHANGE AGREEMENT]

EXHIBIT A

Investor Questionnaire

Manning & Napier, Inc.

INVESTOR QUESTIONNAIRE

FOR INDIVIDUAL INVESTORS

(ALL INFORMATION FURNISHED IN THIS

QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY)

Responses to this Questionnaire will be used by Manning & Napier, Inc. (the “Company”) to qualify prospective investors for purposes of federal and state securities laws.

We understand that you wish to acquire Class A common stock, par value $0.01 per share, of the Company in connection with the proposed exchange of equity. Please complete and return one copy of this Questionnaire as soon as possible to: Sarah Turner, Corporate Secretary, at sturner@manning-napier.com.

If the answer to any question below is “none” or “not applicable”, please so indicate.

1.	PERSONAL

Name ____________________________________________________________________________________________________

Residence Address __________________________________________________________________________________________

Residence Telephone ________________________________________________________________________________________

Date of Birth _______________________________________________________________________________________________

Name to Appear on Certificates ______________________________________________________________________________

2.	BUSINESS

Occupation _____________________________________________________________________________________________

Present Employer ___________________________________________________________________________________________

Position/Title ________________________________________________________________________________________________

Number of Years ____________________________________________________________________________________________

Business Address ____________________________________________________________________________________________

Business Telephone ___________________________________________________________________________________________

3.	RESIDENCE INFORMATION

(a)	Set forth in the space provided below the state(s) in which you have maintained your principal residence during the past three years and the dates during which you resided in each state.

(b)	Do you maintain residence in any other state? If yes, in which state(s)?

4.	INCOME

(a)	Do you reasonably expect your income from all sources during this year (ending December 31) to exceed $200,000?

Yes ___ No ___ If not, please specify amount ________

(b)	What percentage of your income as shown above is anticipated to be derived from sources other than salary?

(c)	Was your yearly income from all sources during each of the last two years, ending December 31, in excess of $200,000?

Yes ____ No ____ If not, please specify amount :    2020: _________

    2019: _________

(d)

Do you reasonably expect your joint income with your spouse or cohabitant occupying a relationship generally equivalent to that of a spouse (“spousal equivalent”) from all sources during this year (ending December 31) to exceed $300,000?

Yes ___ No ___ If not, please specify amount

(e)	What percentage of this income is anticipated to be derived from sources other than salary? ________________

(f)	Was your joint income with your spouse or spousal equivalent from all sources during each of the last two years, ending December 31, in excess of $300,000?

Yes ___ No ___ If not, please specify amount :    2020: ___________

2019: ___________

5.	NET WORTH

(a)	Will your net worth as of the date you purchase the securities offered, individually or jointly with the net worth of your spouse or spousal equivalent, be in excess of $1,000,000?

Note: Do not include the value of your primary residence in the calculation of your net worth. You should also exclude from the calculation any mortgage or indebtedness secured by the primary residence up to the fair market value of the property. However, if the mortgage or other indebtedness on the primary residence exceeds the fair market value of the property or was incurred in the last 60 days, you must deduct the excess amount from your net worth.

Yes ___ No ___ If not, please specify amount ________

(b)	Aggregate dollar amount of your proposed investment.

$___________

6.	EDUCATION

(a)	Please describe your educational background and degrees obtained, if any.

(b)

Please describe all professional certifications, designations or credentials from an accredited educational institution that you hold in good standing, if any (e.g., a Series 7, Series 65, or Series 82 license).

(c)	If you hold any professional certifications, designations or credentials from an accredited educational institution in good standing, please answer the following:

(i)

Does the certification, designation or credential arise out of an examination or series of examination administered by a self-regulatory organization or other industry body or is such certification, designation or credential issued by an accredited educational institution?

Yes ___ No ___

7.	AFFILIATION

Are you a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act?

Yes ___ No ___

If you have any pre-existing personal or business relationship with the Company or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

8.	BUSINESS AND FINANCIAL EXPERIENCE

Please describe the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment.

9.	PRIOR INVESTMENTS

Please indicate the frequency of your prior investments (check one in each column):

	Publicly-Traded Securities	Privately-Placed Securities
Frequently
Occasionally
Never

10.	FINANCIAL ADVISORS

In evaluating this investment, will you use the services of any of the following advisors? (If so, please identify, providing address and telephone number.)

Accountant:

Attorney:

Other:

The above information is true and correct in all material respects. The undersigned recognizes that the Company is relying on the truth and accuracy of such information so that it may rely on certain exemptions from registration contained in the Securities Act of 1933, as amended, and the securities laws of certain states. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Print Name:
Signature:
Dated:

EXHIBIT B

Representation Letter

Investment Representation Letter

June 30, 2021

Manning & Napier, Inc.

290 Woodcliff Drive

Fairport, New York 14450

Attention: Sarah Turner, Corporate Secretary

Dear Sir or Madam:

The undersigned, a unitholder of MNCC (as defined below) (the “Shareholder”), proposes to acquire                  shares of Class A common stock, par value $0.01 per share (the “Shares”), of Manning & Napier, Inc., a Delaware corporation (the “Company”), pursuant to a share exchange whereby Manning & Napier Capital Company, LLC, a New York limited liability company (“MNCC”), shall exchange, in a redemption, the Shares to the Shareholder in exchange for the Shareholder exchanging                  units of MNCC owned by the Shareholder, which represent beneficial interests in the Class A Units of Manning & Napier Group, LLC, a Delaware limited liability company.

The Shares are subject to transfer restrictions, and the Shareholder acknowledges that the Shares will continue to be subject to transfer restrictions when registered in the name of the Shareholder.

The Shareholder hereby represents, warrants and agrees that:

(a) The Shareholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Shareholder is purchasing the Shares for his or her own account for investment purposes only, not for the account of any other person and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act or any rule or regulation under the Securities Act.

(c) The Shareholder has sufficient knowledge and experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d) The Shareholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding the Shares for an indefinite period.

(e) The Shareholder understands that the Shares he or she is acquiring from MNCC are being acquired in a private transaction which is not being registered under the Securities Act or any state securities laws; provided however that the Company will consider the applicability of the existing Registration Rights Agreement, dated November 23, 2011, to the Shares.

(f) The Shareholder understands and agrees that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available, (iii) in any event, the exemption from registration under Rule 144 or otherwise may not be available for at least six months and even then will not be available unless the terms and conditions of Rule 144 are complied with, and (iv) the Company, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificate representing the Shares.

(g) The Shareholder acknowledges that a legend in substantially the following form will be placed on the certificate representing the Shares:

“The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act, (ii) such securities may be sold pursuant to Rule 144 under the Securities Act, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act.”

(h) The transfer is between MNCC and the Shareholder only and the Company has not made any representations or warranties to the Shareholder about its current or prospective business or financial condition and is taking place in connection with the Exchange Agreement, dated as of November 23, 2011, between the Company, M&N Group Holdings, LLC, Manning & Napier Capital Company, LLC and certain holders of units of Manning & Napier Group, LLC.

(i) The Shareholder did not learn of the investment in the Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Shareholder was invited by any of the foregoing means of communications.

(j) The Shareholder understands that the Company is relying to a material degree on the accuracy and completeness of the representations, warranties and agreements contained herein in order to register the transfer of the Shares to the Shareholder in a private transaction.

The Company and its transfer agent may rely upon the representations, warranties and agreements made herein as if this letter had been addressed to them.

[Remainder of Page Intentionally Left Blank]

Very truly yours,

(Signature of Shareholder)

Please print or type name and address of Shareholder:

[Signature Page to Investment Representation Letter]